UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 27, 2005

PRA INTERNATIONAL

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51029 (Commission File No.)	54-2040171 (I.R.S. Employer Identification No.)

12120 Sunset Hills Road
Suite 600
Reston, Virginia 20190

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code:
(703) 464-6300

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 31, 2005, the compensation committee of our board of directors approved the form of option agreement for use in connection with awards of options under our 2004 Incentive Award Plan. The form of option agreement provides that the option will vest over time as determined at the grant date and that the option will terminate no later than the seventh anniversary of the grant date.

In addition, the form of option agreement provides that, if the optionee’s employment is terminated for cause, any vested or unvested portion of the option will terminate. The form of option agreement defines “cause” as the optionee’s failure to perform duties; material harm of PRA; conviction of a felony or crime involving moral turpitude, fraud, or misrepresentation; or misappropriation or embezzlement of PRA funds or assets. If the optionee’s employment is terminated for any reason other than death, disability or cause, the unvested portion of the option will terminate and the optionee will have thirty days to exercise any vested portion of the option. Upon the optionee’s death or disability, a pro rata portion of the option will vest, based on the amount that would vest on the next anniversary of the grant date, and be exercisable by the optionee’s beneficiary or estate for eighteen months or, if earlier, until the seventh anniversary of the grant date.

The form of option agreement also provides that, for a specified noncompetition period, if a named competitor engages or employs the optionee for services substantially similar to services the optionee performed for us, the optionee will forfeit all vested and unvested rights under the option agreement. The form of option agreement defines the noncompetition period as the employment period plus a specified post-employment period depending on the optionee’s status at the grant date. Currently, the post-employment period is six months for vice presidents, nine months for senior vice presidents, and twelve months for board members and executive officers. If the optionee violates the noncompetition provision, we have the right to repurchase shares the optionee acquired on exercise or to require reimbursement of any proceeds the optionee received from any sale or other disposition of such shares. The optionee also must return any dividends or other distributions paid on such shares.

The foregoing description of our form of option agreement is qualified in its entirety by the full text of the form of option agreement, which is filed as Exhibit 10.1 and is incorporated by reference herein.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) Election of Directors

On January 27, 2005, in accordance with our bylaws, our board of directors voted to elect Armin Kessler to become a member of our board of directors on January 31, 2005, filling one of two vacancies on the board. Upon taking office as a director, Mr. Kessler was also appointed to serve on our compensation committee and our nominating and corporate governance committee.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Form of Option Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PRA INTERNATIONAL

Date: February 2, 2005	By:	/s/ Spiro Fotopoulos

Spiro Fotopoulos
Managing Attorney